Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement No. 333-151789 on Form S-8 of our report dated June 20, 2016, appearing in this Annual Report on Form 11-K of the American Public Education Retirement Plan for the year ended December 31, 2015.

/s/ Stout, Causey & Horning, P.A.

Sparks, Maryland

June 20, 2016